EXHIBIT 99.1

PRESS RELEASE

FOR THE FIRST QUARTER OF FISCAL 2005
THE CHEESECAKE FACTORY REPORTS RECORD REVENUES

FOR IMMEDIATE RELEASE	CONTACT:	JANE VALLAIRE
(818) 871-3000

          Calabasas Hills, CA    April 19, 2005  -  The Cheesecake Factory Incorporated (Nasdaq:  CAKE) today reported record revenues for the fiscal first quarter ended March 29, 2005.  Total revenues increased 22% to $268.2 million, comprised of $254.8 million of restaurant revenues and $13.4 million of bakery sales to other foodservice operators, retailers and distributors.  In addition, the Company reported a 3.4% increase in comparable restaurant revenues and diluted net income per share of $0.24.

          “We are very pleased with our financial results for the first quarter,” said David Overton, Chairman and CEO.  “In spite of some fairly severe weather across much of the country and near-record rainfalls in California, our comparable restaurant sales increased a very strong 3.4%.  In addition, the improved commodity cost environment and continued focus on overall cost management allowed us to achieve solid net income and earnings per share of $19.0 million and $0.24, respectively, even with the added expenses associated with the recent changes in our accounting for operating leases.”

          “Our goal is to open as many as 18 restaurants in the current year, including as many as two Grand Lux Cafes,” stated Overton.  Five new Cheesecake Factory restaurants were opened during the first quarter and one Cheesecake Factory restaurant in Burlington, MA is currently scheduled to open in the second quarter.  “As in prior years, we expect and plan for the majority of our openings to occur in the second half of the year, with three restaurant openings currently planned for the third quarter and nine openings currently planned for the fourth quarter.  However, it is difficult for us to predict the timing of our new restaurant openings by quarter due to the nature of our leased restaurant locations and our highly customized layouts,” commented Overton.  “Having said that, we remain confident in our ability to achieve our full-year restaurant growth plan for 2005 based on those factors within our control.”

          Sales for the Company’s Grand Lux Cafe locations in Los Angeles and Chicago were up 9.5% during the first quarter from the comparable period of the prior year.  Average sales per week at our two newest Grand Lux Cafe locations in Dallas and Houston, which opened in late fiscal 2004, increased approximately 7% from the fourth quarter of fiscal 2004.  “We continue to be very pleased with sales at our Grand Lux Cafe locations,” commented Overton.  “With no advertising or outside media, the Grand Lux Cafe brand is building sales through word-of-mouth and a reputation for excellence, similar to The Cheesecake Factory in its early years.”

          Bakery sales to other foodservice operators, retailers and distributors increased 44% to $13.4 million during the first quarter, compared to the same quarter last year.  This increase primarily represents a continuation of the strong sales in the warehouse club channel, which began in the fourth quarter of fiscal 2004.

The Cheesecake Factory Incorporated
26950 Agoura Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

          The Cheesecake Factory Incorporated operates 92 upscale, casual dining restaurants under The Cheesecake Factory ® name that offer an extensive menu of more than 200 items with an average check of approximately $16.60.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe ® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.

          This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company’s control.  Forward-looking statements regarding bakery sales are subject to a number of risks and uncertainties, including (but not limited to) unforeseen changes in the purchasing plans of the Company’s large-account bakery customers and inherent difficulties in predicting the timing of product orders and shipments.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings, and the amount and timing of their associated preopening costs, are subject to risks and uncertainties due to factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company’s filings with the Securities and Exchange Commission.

The Cheesecake Factory Incorporated
26950 Agoura Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated and Subsidiaries
Consolidated Financial Statements
(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended March 29, 2005		13 Weeks Ended March 30, 2004

			(restated)
Consolidated Statements of Operations	Amounts	Percents	Amounts	Percents

Revenues	$268,224	100.0%	$220,534	100.0%
Costs and expenses:
Cost of sales	68,918	25.7%	57,066	25.9%
Labor expenses	83,019	31.0%	69,038	31.3%
Other operating expenses	61,947	23.1%	49,805	22.6%
General and administrative expenses	11,609	4.3%	9,770	4.4%
Depreciation and amortization expenses	10,193	3.8%	8,326	3.8%
Preopening costs	4,393	1.6%	2,061	0.9%

Total costs and expenses	240,079	89.5%	196,066	88.9%

Income from operations	28,145	10.5%	24,468	11.1%
Interest income, net	796	0.3%	518	0.2%
Other income, net	137	0.1%	581	0.3%

Income before income taxes	29,078	10.9%	25,567	11.6%
Income tax provision	10,119	3.8%	8,974	4.1%

Net income	$18,959	7.1%	$16,593	7.5%

Basic net income per share	$0.24		$0.22

Basic weighted average shares outstanding	78,006		77,094

Diluted net income per share	$0.24		$0.21

Diluted weighted average shares outstanding	79,925		79,284

Selected Segment Information
Revenues:
Restaurants	$254,790		$211,216
Bakery	22,324		16,485
Intercompany bakery sales	(8,890)		(7,167)

	$268,224		$220,534

Income from operations:
Restaurants	$35,861		$31,852
Bakery	3,882		2,079
Corporate	(11,598)		(9,463)

	$28,145		$24,468

Selected Consolidated Balance Sheet Information	March 29, 2005	December 28, 2004

Cash and cash equivalents	$18,301	$14,041
Investments and marketable securities	144,163	137,471
Total assets	779,014	758,717
Total liabilities	214,558	215,865
Stockholders’ equity	564,456	542,852

The Cheesecake Factory Incorporated
26950 Agoura Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Supplemental Statistics	13 Weeks Ended March 29, 2005	13 Weeks Ended March 30, 2004

Comparable restaurant sales% change	3.4%	6.1%
Restaurants opened during period	5	2
Restaurants open at period-end (1)	98	79
Restaurant operating weeks	1,218	1,016

(1) Includes one Cheesecake Factory Express

The Cheesecake Factory Incorporated
26950 Agoura Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100